Exhibit 5(d)

February 1, 1996


Stein Roe Investment Trust
One South Wacker Drive
Chicago, Illinois  60606

Re: Stein Roe International Fund

Gentlemen:

The firm of Stein Roe & Farnham Incorporated hereby undertakes as follows:

In the interest of limiting the expenses of the series of Stein Roe Investment Trust designated Stein Roe International Fund (the "Fund"), Stein Roe & Farnham Incorporated ("SR&F"), the investment adviser to the Fund, undertakes to voluntarily waive its management fee and/or absorb certain expenses for the Fund to the extent, but only to the extent, that annualized fees and expenses (excluding taxes, interest, all commissions and other normal charges incident to the purchase and sale of portfolio securities, and extraordinary charges such as litigation costs) during the period that this undertaking is in effect exceed 1.65% of average net assets of the Fund. Unless extended in writing by SR&F, this undertaking shall terminate on January 31, 1997, subject to the right of SR&F on 30 days' written notice to terminate this undertaking. The amount of the fee waiver and/or expense absorption (or any offsetting reimbursement by the Fund to SR&F) shall be computed on an annual basis, but accrued and paid monthly.

Sincerely,

STEIN ROE & FARNHAM INCORPORATED

By:  KENNETH J. KOZANDA
     Chief Financial Officer

Attest:

By:  JILAINE HUMMEL BAUER
     Secretary

Stein Roe & Farnham Incorporated
One South Wacker Drive
Chicago, IL
60606-4585
312.368.7700
A Liberty Financial Company

February 1, 1996


Stein Roe Investment Trust
One South Wacker Drive
Chicago, Illinois  60606

Re: Stein Roe Young Investor Fund

Gentlemen:

The firm of Stein Roe & Farnham Incorporated hereby undertakes as follows:

In the interest of limiting the expenses of the series of Stein Roe Investment Trust designated Stein Roe Young Investor Fund (the "Fund"), Stein Roe & Farnham Incorporated ("SR&F"), the investment adviser to the Fund, undertakes to voluntarily waive its management fee and/or absorb certain expenses for the Fund to the extent, but only to the extent, that annualized fees and expenses (excluding taxes, interest, all commissions and other normal charges incident to the purchase and sale of portfolio securities, and extraordinary charges such as litigation costs) during the period that this undertaking is in effect exceed 1.25% of average net assets of the Fund. Unless extended in writing by SR&F, this undertaking shall terminate on January 31, 1997, subject to the right of SR&F on 30 days' written notice to terminate this undertaking. The amount of the fee waiver and/or expense absorption (or any offsetting reimbursement by the Fund to SR&F) shall be computed on an annual basis, but accrued and paid monthly.

Sincerely,

STEIN ROE & FARNHAM INCORPORATED

By:  KENNETH J. KOZANDA
     Chief Financial Officer

Attest:

By:  JILAINE HUMMEL BAUER
     Secretary

Stein Roe & Farnham Incorporated
One South Wacker Drive
Chicago, IL
60606-4585
312.368.7700
A Liberty Financial Company

February 1, 1996


Stein Roe Investment Trust
One South Wacker Drive
Chicago, Illinois  60606

Re: Stein Roe Special Venture Fund

Gentlemen:

The firm of Stein Roe & Farnham Incorporated hereby undertakes as follows:

In the interest of limiting the expenses of the series of Stein Roe Investment Trust designated Stein Roe Special Venture
Fund (the "Fund"), Stein Roe & Farnham Incorporated ("SR&F"), the investment adviser to the Fund, undertakes to voluntarily waive its management fee and/or absorb certain expenses for the Fund to the extent, but only to the extent, that annualized fees and expenses (excluding taxes, interest, all commissions and other normal charges incident to the purchase and sale of portfolio securities, and extraordinary charges such as litigation costs) during the period that this undertaking is in effect exceed 1.25% of average net assets of the Fund. Unless extended in writing by SR&F, this undertaking shall terminate on January 31, 1997, subject to the right of SR&F on 30 days' written notice to terminate this undertaking. The amount of the fee waiver and/or expense absorption (or any offsetting reimbursement by the Fund to SR&F) shall be computed on an annual basis, but accrued and paid monthly.

Sincerely,

STEIN ROE & FARNHAM INCORPORATED

By:  KENNETH J. KOZANDA
     Chief Financial Officer

Attest:

By:  JILAINE HUMMEL BAUER
     Secretary

Stein Roe & Farnham Incorporated
One South Wacker Drive
Chicago, IL
60606-4585
312.368.7700
A Liberty Financial Company